Exhibit 10.1

                               JPMORGAN CHASE BANK
                               SILICON VALLEY BANK
                             NATIONAL BANK OF CANADA


                                                             June 27, 2002


Boundless Technologies, Inc.
Boundless Manufacturing Services, Inc.
Boundless Acquisition Corp.
Boundless Corporation
100 Marcus Boulevard
Hauppauge, New York 11788


      Re: Second Amended and Restated Credit Agreement, dated as of May 25, 2000, among Boundless Technologies, Inc. ("BTI"), Boundless Manufacturing Services, Inc. ("BMS"; with BTI, the "Co-Borrowers"), Boundless Acquisition Corp. ("BAC") and Boundless Corporation ("BC"; with BAC and the Co-Borrowers, collectively, the "Credit Parties") and JPMorgan Chase Bank, Silicon Valley Bank and National Bank of Canada (collectively, the "Lenders") and JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), (as amended or supplemented from time to time, the "Credit Agreement")

Gentlemen:

      The Lenders hereby represent to the Credit Parties and The CIT Group/Business Credit, Inc. ("CIT"), that the Lenders are the holders of the Credit Agreement described above. The Lenders further represent to the Credit Parties and CIT that, as of the date hereof, the total amount of outstanding loans under the Credit Agreement and all other liabilities or indebtedness of the Co-Borrowers to the Lenders under the Credit Agreement and the other loan or collateral documents related thereto (collectively, the "Loan Documents"), is $3,637,879.24 (collectively, the "Existing Obligations").

      The Lenders have agreed to release their liens and security interests in the personal property of the Credit Parties and to terminate the Credit Agreement and the other Loan Documents upon satisfaction of the following conditions: (a) $2,950,000 of the Existing Obligations shall be refinanced and the Credit Parties shall execute and deliver to the Lenders term notes, in form and substance satisfactory to the Lenders, in the aggregate amount of $2,9500,000 (the "Term Notes"), (b) the Credit Parties shall deliver to the Administrative Agent, a Mortgage by BTI, as mortgagor, granting to JPMorgan Chase Bank, as collateral agent for the Lenders, as mortgagee (the "Mortgage") a second lien on the parcel of real property and improvements thereon known as 100 Marcus Boulevard, Hauppauge, New York (the "Premises") as collateral security for $2,570,000 of the obligations of the Credit Parties under the Term Notes;
(c) the Credit Parties shall pay to the Administrative Agent the sum of $250,000, for the ratable distribution to the Lenders (the "Payment"), such Payment to be made to the Administrative Agent by way of wire

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transfer in immediately available funds directed as set forth below; (d) BC shall deliver to the Lenders 750,000 shares of common stock of BC, substantially on the terms described on Exhibit 1 hereto, and (e) the balance of the Existing Obligations shall be satisfied by delivery by BC to the Lenders of redeemable, 1,250,000 of convertible preferred stock of BC, substantially on the terms described on Exhibit 2 attached hereto. The wire transfer instructions are as follows:

         Bank Name:           JPMorgan Chase Bank
         ABA Routing No.:     021000021
         Re:                  Account: 801-005477
         Re:                  Asset Based Misc.

      The Lenders hereby further represent and confirm to the Credit Parties and CIT that, upon payment to the Administrative Agent on this date of the Payment, in immediately available funds, in accordance with the preceding paragraph and the execution and delivery by the Credit Parties of the Term Notes and the
Mortgage: (i) the Credit Parties will not be indebted to the Lenders for any reason under the Credit Agreement or the other Loan Documents, except for those obligations set forth in Section 14.03 of the Credit Agreement which survive the termination thereof and except for obligations evidenced by the Term Notes and the Mortgage; (ii) the Credit Agreement, and the other Loan Documents and all of the Administrative Agent's security interests in, security titles to and other liens on all real and personal property assets of Credit Parties, for the benefit of the Lenders, will be automatically terminated and released, except for the lien on the Premises as provided in the Mortgage; (iii) the Administrative Agent will execute, at the Credit Party's or CIT's expense, any and all releases and other lien release documents as the Credit Parties or CIT may reasonably request in order to evidence or otherwise give public notice of such collateral terminations and releases; and (iv) the Administrative Agent agrees that any monies or other evidences of payment that is collected in Lockbox Account No. 6281, on behalf of the Credit Parties, after receipt of the Payment shall be remitted promptly to CIT by wire transfer as follows:

                  The Chase Manhattan Bank
                  4 New York Plaza
                  New York, New York 10004
                  ABA No.:      021000021
                  Credit:       The CIT Group/Business Credit, Inc.
                  Account No.   144024642
                  Re:           Boundless Corporation

      By signing below, the Credit Parties hereby agree to undertake to sell certain machinery and equipment (the "Collateral") held at BMS's premises located at 1377 Clint Moore Road, Boca Raton, Florida (the "Sale"), and to pay to the Lenders $380,000 (the "Sale Payment"), in the aggregate, upon the closing of the Sale, and in any event on or before September 27, 2002, in such amounts described in the Term Notes, to reduce the outstanding principal amount owing to each Lender under their respective Term Note. Failure to make such payment shall constitute an event of default under the Notes.


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      In addition, by signing below, CIT hereby agrees that, notwithstanding any of CIT's rights in and to the Collateral and the proceeds thereof or any other rights of CIT with respect thereto, CIT shall not prohibit the Credit Parties from making the Sale Payment to the Lenders upon the consummation of the Sale. CIT agrees not to enforce any of its rights in and to such Collateral or proceeds until the earlier to occur of (a) that date when the Sale Payment proceeds shall have been distributed to the Lenders in connection with the Sale and (b) September 27, 2002.

      The Lenders further acknowledge that the Credit Parties and CIT will rely on this letter and the acknowledgments, certifications, confirmations and agreements of the Lenders contained herein in connection with the financing to be provided by CIT to the Credit Parties.

                                   Very truly yours,

                                   JPMORGAN CHASE BANK, as Administrative Agent and a Lender

                                   By: /s/ Richard H. Grabelsky
                                       ------------------------
                                   Name: Richard H. Grabelsky
                                   Title:   Vice President

                                   SILICON VALLEY BANK, as a Lender

                                   By: /s/ Diane LeMay
                                       ---------------
                                   Name: Diane LeMay
                                   Title:   Vice President

                                   NATIONAL BANK OF CANADA, as a Creditor
                                   By: PNC Bank, National Association,
                                       its-Attorney-in-Fact

                                       By: /s/ Wing Louie
                                           -------------
                                       Name:  Wing Louie
                                       Title: Vice President

Acknowledged and Agreed to by:

Boundless Technologies, Inc.
Boundless Manufacturing Services, Inc.
Boundless Acquisition Corp.
Boundless Corporation

By: /s/ Joseph Gardner
    ------------------
Joseph Gardner, the Vice President of
each of the foregoing Corporations

Agreed to by:

The CIT Group/Business Credit, Inc.

By:/s/ Debra Putzer
Name: Debra Putzer
Title:


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                                    EXHIBIT 1
                              BOUNDLESS CORPORATION
                              COMMON STOCK ISSUANCE

Offering:                  Issuance of Authorized and Unissued Common Stock

Registration Rights:        The company will file a registration statement with
                            the Securities and Exchange Commission not later than 90 days from the date hereof with respect to the registration of the common stock for resale under the securities laws and will use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible thereafter.

Anti-Dilution Rights:       The common stock will have anti-dilution rights with
                            respect to issuances of stock for an amount less than the fair market value of such stock on the date hereof.


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                                    EXHIBIT 2
                              BOUNDLESS CORPORATION
                        PREFERRED STOCK TRADE SETTLEMENT

Offering:                  Issuance of Authorized and Unissued Preferred Stock

Security:                  Redeemable, Convertible Preferred Stock

Term:                      Mandatory Redemption 6/30/12

Common Stock               Preferred Stock will be convertible into common stock
                           at $3.00 per share.

Conversion:                The Preferred Stock is convertible commencing one
                           year after issuance.

Investors:                 Offering only available to "Accredited Investors".

Registration Rights: The common stock into which the Preferred Stock is convertible will be registered for resale under the securities laws the earlier of one year from issuance of the Preferred Stock, or 150 days after the closing price of the common stock exceeds $1.50 a share for ten consecutive days.